EXHIBIT 1


                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Metrocall Holdings, Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  November 26, 2003




                        WEBLINK WIRELESS I, L.P.

                        By: WEBLINK WIRELESS, INC., its general partner


                        By: /s/ David Larsen
                           -----------------------------------------------------
                            Name:  David Larsen
                            Title: President and Chief Executive Officer

                        WEBLINK WIRELESS, INC.


                        By: /s/ David Larsen
                           -----------------------------------------------------
                            Name:  David Larsen
                            Title: President and Chief Executive Officer

                        LEUCADIA NATIONAL CORPORATION

                        By:  /s/ Joseph A. Orlando
                           -----------------------------------------------------
                            Name: Joseph A. Orlando
                            Title: Vice President and Chief Financial Officer


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